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EXHIBIT 8

List of Subsidiaries

The following chart sets forth, as of June 1, 2003, all significant subsidiaries, as defined in Rule 1-20 or Regulation S-X under the Securities Act of 1933, as amended, and certain other subsidiaries of Copamex, S.A. de C.V.

Name of Company	Jurisdiction of Establishment

Copamex Productos al Consumidor, S.A. de C.V.	Mexico
Sancela, S.A. de C.V.	Mexico
Comercializadora Sancela, S.A. de C.V.	Mexico
Industrial Papelera Mexicana, S.A. de C.V.	Mexico
Papeles Higiénicos de México, S.A. de C.V.	Mexico
Papeles Higiénicos del Centro, S.A. de C.V.	Mexico
Copamex Comercial, S.A. de C.V.	Mexico
Productos El Cid, S.A. de C.V.	Mexico
Copamex Empaque, S.A. de C.V.	Mexico
Sacos y Envases Industriales, S.A. de C.V.	Mexico
Copamex Corrugados, S.A. de C.V.	Mexico
Papelera de Chihuahua, S.A. de C.V.	Mexico
Maquinaria y Equipo Pachisa, S.A. de C.V.	Mexico
Maquinaria y Equipo Papelera, S.A. de C.V.	Mexico
Maquinaria y Equipo Seisa, S.A. de C.V.	Mexico
Cía. Papelera Maldonado, S.A. de C.V.	Mexico
Inpamex Planta Huehuetoca, S.A. de C.V.	Mexico
Copamex Papeles para Escritura e Impresión, S.A. de C.V.	Mexico
Pondercel, S.A. de C.V.	Mexico
Comercializadora Copamex, S.A. de C.V.	Mexico
Others
Corporativo Copamex, S.A. de C.V.	Mexico
Grupo Copamex de Centroamérica, S.A..	Costa Rica
Industrias Unidas de Centroamérica, S.A.	Nicaragua